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MONRO MUFFLER BRAKE, INC.                                            Exhibit 11
STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

         Earnings per share for each period was computed by dividing net income for such period by the weighted average number of shares of Common Stock and common stock equivalents outstanding during such period. All share data have been restated to reflect the 5% stock dividend paid August 5, 1996. (See Note 1 of Notes to Consolidated Financial Statements).
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                                                                       QUARTER ENDED                 SIX MONTHS ENDED
                                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                                       -------------                  -------------

                                                                   1996            1995            1996            1995
                                                                   ----            ----            ----            ----

                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
EARNINGS

Net Income                                                           $3,742         $3,064          $7,121          $5,139
                                                                ============    ===========     ===========     ===========

SHARES

Weighted average number of shares of Common
     Stock                                                            7,452          7,201           7,379           7,201

Assuming conversion of Class C Convertible
     Preferred Stock                                                    576            576             576             576

Dilutive effect of outstanding options                                  174            295             213             304
                                                                ------------    -----------     -----------     -----------

Weighted average number of common and common
     equivalent shares                                                8,202          8,072           8,168           8,081
                                                                ============    ===========     ===========     ===========


EARNINGS PER SHARE                                                   $  .46         $  .38          $  .87          $  .64
                                                                ============    ===========     ===========     ===========

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